UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

Bone Biologics Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-53078	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Ave, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 661-2224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Adoption of the Non-Employee Director Compensation Policy

On December 28, 2015, the board of directors (the “Board”) of Bone Biologics Corporation (the “Company”) approved the Non-Employee Director Compensation Policy (the “Compensation Policy”) to provide for the terms of the compensation to be paid to certain of its non-employee directors for his or her service following the effective date of the Compensation Policy. Pursuant to the Compensation Policy, each non-employee director of the Company other than the Board Chair will receive a $25,000 annual retainer, and the non-employee director serving as the Board Chair will receive a $35,000 annual retainer. Each non-employee director serving as Chairman of the Audit, Compensation or Corporate Governance Committee will receive an additional $5,000 retainer. Without any further action of the Board, at the close of business on the date of each annual meeting of the stockholders following approval of the Compensation Policy, each non-employee director shall be granted a nonstatutory stock option to purchase a number of shares of Company’s common stock (“Common Stock”) having an option value of $50,000, under the Company’s 2015 Equity Incentive Plan (the “Plan”), which will vest in a series of four (4) successive quarterly installments over the one-year period measured from the date of grant. If the non-employee director remains in continuous service immediately prior to a change in control, then the shares subject to the non-employee director’s then-outstanding equity awards granted pursuant to the Compensation Policy will become fully vested immediately prior to the effective time of such change in control. Non-employee directors John Booth, Bill Coffin, Jimmy Delshad, George Oram, Dr. Bessie (Chia) Soo, Steve Warnecke, and Dr. Benjamin Wu have agreed to be subject to the Compensation Policy. The Compensation Policy does not apply to the current Chairman of the Board, Bruce Stroever.

The foregoing description of the Compensation Policy does not purport to be complete and is qualified in its entirety by reference to the complete text of such Compensation Policy attached hereto as Exhibit 10.1.

Individual Non-Employee Director Offer Letter Amendments.

On December 28, 2015, the Board approved an amendment to the Director Offer Letter between the Company and each of John Booth, Bill Coffin, Jimmy Delshad, George Oram, Dr. Bessie (Chia) Soo, Steve Warnecke, and Dr. Benjamin Wu, respectively, each of whom is a non-employee director serving on the Board, to clarify each non-employee director’s rights to certain option and stock grants for past services rendered, and to amend Section 4 of each non-employee director’s offer letter agreement with the Company to provide that future compensation for services rendered shall be governed by the Compensation Policy.

The Musculoskeletal Transplant Foundation Director Offer Letter Amendment.

On December 28, 2015, the Company entered into an agreement with the Musculoskeletal Transplant Foundation (“MTF”) to clarify MTF’s rights to certain stock grants for services rendered by Bruce Stroever, the current Chairman of the Board and to amend the terms of the Management Consulting Agreement by and between the Company and MTF (the “MTF Amendment”). Under the terms of the MTF Amendment, MTF will automatically be granted a nonstatutory stock option outside of but subject to the terms of the Plan to purchase a number of shares of Common Stock having an option value (calculated on the date of grant) equal to $50,000, which will vest in a series of four (4) successive equal quarterly installments over the one-year period measured from the date of grant, subject to Mr. Stroever’s Continuous Service on each applicable vesting date. Notwithstanding the foregoing, if Mr. Stroever remains in continuous service with the Company until immediately prior to the effective time of a change in control, any unvested shares subject to the stock option shall become fully vested immediately prior to the effective time of such change of control.

The foregoing description of the MTF Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such MTF Amendment attached here to as Exhibit 10.2.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the Bone Biologics Corporation 2015 Equity Incentive Plan

On December 28, 2015, the Board approved, and on December 30, 2015, the Company’s stockholders holding 71.77% of the 32,211,956 outstanding shares of Common Stock approved, the Plan. The stockholders approved the Plan by unanimous written consent without a meeting pursuant to Section 228 and Section 242 of the Delaware General Corporations Law. The Plan provides for awards of stock options, stock appreciation rights, restricted stock awards, restricted stock units awards, performance stock awards, and performance cash awards to eligible employees, directors, and consultants of the Company.

The Plan permits the issuance of a maximum of 14,000,000 shares of Common Stock. The Plan also contains an “evergreen” feature, which provides that prior to the first day of each fiscal year following the Effective Date (as defined in the Plan) and for a period of ten years, commencing on the first day of the fiscal year following the fiscal year in which the Effective Date occurs, the Board may, without further shareholder approval, approve an increase in the Plan’s share reserve in an amount not more than 5% of the total number of shares of common stock outstanding on the last day of the previous fiscal year. The Plan expires automatically on December 27, 2025. Grants made under the Plan will be made pursuant to a form of stock award grant notice and stock award agreement.

On December 28, 2015, the Board approved the stock option grants covering an aggregate of 6,244,226 shares of Common Stock to employees, directors, officers, and consultants of the Company under the Plan that were not conditioned on stockholder approval.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan attached hereto as Exhibit 10.3 and the form of stock award grant notice and stock award agreement and form of restricted stock unit award are attached hereto as Exhibits 10.4 and 10.5, respectively.

Executive Officer Option Grants

Also on December 28, 2015, the Board granted options to purchase a total of 4,626,821 shares of Common Stock at an exercise price of $1.59 per share to its executive officers. The Board granted Chief Executive Officer, Stephen R. La Neve an option to purchase 2,081,191 shares of Common Stock and Chief Operations Officer Jeffrey Frelick an option to purchase 1,040,596 shares of Common Stock each vesting in one-third increments yearly beginning August 17, 2015. The Board also granted Chief Technology Officer William J. Treat an option to purchase 799,414 shares of Common Stock, one-third of which vested immediately, and the remaining two-thirds of which will vest yearly beginning September 19,2015. The Board granted Chief Financial Officer Deina Walsh an option to purchase 239,825 shares of Common Stock one-third of which vested immediately, and the remaining two-thirds of which will vest yearly beginning September 19,2015. Lastly, the Board granted Ms. Walsh an option to purchase 465,795 shares of Common Stock vesting in one-third increments yearly beginning December 1, 2015. All options were granted pursuant to and subject to the Plan.

The foregoing description of the executive option grants does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of stock award grant notice and stock award agreement attached hereto as Exhibit 10.4.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The disclosures in items 1.01 and 5.02 are incorporated by reference herein.

Item 9.01. Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Bone Biologics Corporation Non-Employee Director Compensation Policy.

10.2	Amendment to Director Offer Letter by and between The Musculoskeletal Transplant Foundation and Bone Biologics Corporation and MTF Option Grant Package.

10.3	Bone Biologics Corporation 2015 Equity Incentive Plan.

10.4	Form of Stock Award Grant Notice and Stock Award Agreement for the Bone Biologics Corporation 2015 Equity Incentive Plan.

10.5	Form of Restricted Stock Unit Award.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bone Biologics Corporation

Dated: January 4, 2015	By:	/s/ Stephen R. LaNeve
Stephen R. LaNeve
Chief Executive Officer